Exhibit 99.1

EQT Reports Third Quarter 2014 Earnings

Operational Results Continue to Improve
GP Achieves Maximum Distribution Threshold

PITTSBURGH--(BUSINESS WIRE)--October 23, 2014--EQT Corporation (NYSE: EQT) today announced third quarter 2014 net income attributable to EQT of $98.6 million, or $0.65 per diluted share (EPS), 12% higher than the third quarter 2013 earnings of $88.3 million, or $0.58 per diluted share. EQT’s reported results were negatively impacted by a $19.4 million increase in net income attributable to noncontrolling interests totaling $33.7 million in the third quarter 2014, which represents earnings attributable to EQT Midstream Partners’ noncontrolling unit holders. This increase was primarily as a result of the sale of the Jupiter natural gas gathering system to EQT Midstream Partners, LP in May 2014. When adjusted for certain items, including a $34.3 million gain associated with a reduction in hedge ineffectiveness, adjusted EPS attributable to EQT was $0.51 in the third quarter 2014, down 7% year-over-year. The non-GAAP financial measures are detailed and reconciled in the Non-GAAP Disclosures section below.

Highlights for Third Quarter 2014 vs. 2013:

  Production sales volume was 25% higher
  Midstream gathered volume was 24% higher
  Midstream gathering and compression expense per unit was 18% lower
  MLP distribution exceeded the 50% GP incentive distribution threshold of $0.525

Operating cash flow was $335.3 million in the third quarter 2014, 42% higher than the third quarter 2013, while adjusted operating cash flow attributable to EQT was $291.3 million, or 5% higher. Operational results were higher due to increased production sales volume, increased gathered volume, and increased firm transmission capacity sales and throughput, partially offset by lower realized commodity prices. Net operating revenues, excluding a $34.3 million gain associated with a reduction in hedge ineffectiveness, increased 12% to $495.3 million, while net operating expenses increased 8%, to $298.1 million, in support of the Company’s growth.

RESULTS BY BUSINESS
EQT PRODUCTION
For the third quarter 2014, EQT Production had sales volume of 123.3 Bcfe, which was a 25% increase over the third quarter 2013, primarily driven by increased production from the Marcellus/Upper Devonian plays. Natural gas liquids (NGL) volume totaled 2,008 Mbbls, an 87% increase over the same period last year, due to increased liquids production in the Marcellus and Permian. Operating income for the Production business in the third quarter 2014 was $140.0 million, $42.4 million higher than the third quarter 2013; while total net operating revenues were $363.1 million, or $58.9 million higher, including the gain associated with a reduction in hedge ineffectiveness.

The average effective sales price to EQT was 6% lower at $3.88 per Mcfe, with $2.94 per Mcfe allocated to EQT Production; and $0.94 per Mcfe allocated to EQT Midstream. While the NYMEX natural gas price was $0.48 per Mcfe higher, the realized price was impacted by negative basis, which was only partially offset by third-party gathering and transmission recoveries. These recoveries primarily represent the price uplift received by selling some natural gas to higher-priced markets, and resale of unused capacity. Basis plus recoveries averaged a negative $0.68 per Mcfe during the quarter compared to a positive $0.12 per Mcfe in the third quarter 2013.

Operating expenses for EQT Production for the third quarter 2014 were $223.1 million, $16.5 million higher than the same quarter last year. Selling, general and administrative expense (SG&A) was $9.0 million higher, including a $3.9 million charge for legal and other reserves; production taxes were $3.4 million higher; depreciation, depletion and amortization expenses (DD&A) was $3.4 million higher; and lease operating expenses (LOE), excluding production taxes, were $2.4 million higher, all related to sales volume growth. Exploration expense was $1.7 million lower.

During the quarter, EQT spud 42 gross wells in the Marcellus, 13 Upper Devonian wells, and 36 Huron wells.

The Company’s 2014 sales volume guidance is 465 - 470 Bcfe; and its 2014 NGL volume guidance is 6,650 - 6,750 Mbbls. Sales volume for the remainder of 2014 is projected to be at the low end of previous guidance, primarily as a result of executing longer laterals, which have been 5,800 feet on average vs. 4,800 feet planned for Marcellus wells; and 6,800 feet vs. 3,800 feet planned for Upper Devonian wells. EQT began substantially increasing lateral lengths earlier this year after acquiring acreage adjacent to planned pads in its key operating areas. Drilling longer laterals results in improved economic returns by reducing cost per-foot-of-pay by 6%; however, it also increases the time needed to drill, complete, and have the wells turned in-line.

For the fourth quarter of 2014, based on current market conditions, EQT is forecasting basis to average negative $1.40 - $1.45 per Mcfe, and third-party gathering and transmission recoveries to average positive $1.20 - $1.25 per Mcfe.

EQT MIDSTREAM
EQT Midstream’s third quarter 2014 operating income was $93.6 million; 19% higher than the third quarter of 2013. Net gathering revenue was $102.4 million, a 12% increase, primarily due to a 24% increase in gathered volume, partly offset by lower average gathering rates. Net transmission revenue totaled $55.8 million, a 40% increase, primarily due to sales of new capacity, as well as higher throughput. Operating expenses for the quarter were $72.9 million, which was an $11.5 million increase, consistent with the growth of the business. Per-unit gathering and compression expense decreased by 18%.

OTHER BUSINESS
EQT Midstream Partners, LP (NYSE:EQM)
As of September 30, 2014, EQT had a 34.4% limited partner interest and a 2% general partner (GP) interest in EQT Midstream Partners whose results are consolidated in EQT’s results. For the third quarter 2014, EQT Corporation recorded $33.7 million of earnings, or $0.22 per diluted share, attributable to noncontrolling interests. EQT Midstream Partners’ results were released today and are available at www.eqtmidstreampartners.com.

On October 21, 2014, EQT Midstream Partners announced a cash distribution to its unit holders of $0.55 per unit for the third quarter of 2014. EQT will receive $15.9 million including $4.2 million related to its GP interest. The GP is entitled to 50% of distributed cash above $0.525 per unit, with the third quarter distribution being the first to exceed that threshold.

Mountain Valley Pipeline
EQT Midstream Partners will assume EQT’s interest in Mountain Valley Pipeline, LLC, a joint venture with a subsidiary of NextEra Energy, Inc. The Mountain Valley Pipeline (MVP) will extend from EQT Midstream Partners’ existing transmission and storage system in Wetzel County, West Virginia to Pittsylvania County, Virginia. EQT Midstream Partners expects to own a majority interest in the joint venture and will operate the estimated 300-mile pipeline.

The joint venture has secured a total of 2 Bcf per day of firm capacity commitments at 20-year terms, and is currently in negotiation with additional shippers who have expressed interest in the MVP project. As a result, the final project scope, including pipe diameter and total capacity, is not yet determined.

The pipeline, which is subject to Federal Energy Regulatory Commission (FERC) approval, will provide Marcellus and Utica natural gas supply to the growing demand markets in the southeast region. The pre-filing process with FERC is expected to begin this month; and the pipeline is expected to be in-service during the fourth quarter of 2018. For more information on the project please visit www.mountainvalleypipeline.info.

Hedging
The Company’s total natural gas production hedge positions through December 2016 are:

	2014**	2015	2016***
Fixed Price
Total Volume (Bcf)	58	207	107
Average Price per Mcf (NYMEX)*	$4.34	$4.24	$4.37

Collars
Total Volume (Bcf)	6	40	–
Average Floor Price per Mcf (NYMEX)*	$5.05	$4.58	$–
Average Cap Price per Mcf (NYMEX)*	$8.85	$7.21	$–

* The average price is based on a conversion rate of 1.05 MMBtu/Mcf
** October through December
*** The Company also has a natural gas sales agreement for 35 Bcf that includes a NYMEX ceiling price of $4.88/Mcf. The Company also granted swaptions for 17 Bcf in calendar year 2016 at a strike price of $4.73/Mcf.

Operating Income
The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments. The Company’s management reviews and reports segment results for operating revenues and purchased gas costs, net of third-party transportation and processing costs.

The following table reconciles operating income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating income (thousands):
EQT Production	$140,036	$97,600	$561,930	$276,753
EQT Midstream	93,600	78,533	265,196	224,993
Unallocated expense	(2,133)	(9,069)	(14,061)	(28,223)
Operating income	$231,503	$167,064	$813,065	$473,523

Unallocated expense is primarily due to certain incentive compensation and administrative costs in excess of budget that are not allocated to the operating segments.

Marcellus Horizontal Well Status (cumulative since inception)

	As of 9/30/14	As of 6/30/14	As of 3/31/14	As of 12/31/13	As of 9/30/13
Wells spud	670	628	573	527	486
Wells online	480	439	390	373	338
Wells complete, not online	31	44	42	32	20
Frac stages (spud wells)*	17,119	15,632	13,512	11,991	10,613
Frac stages online	10,762	9,289	8,012	7,567	6,596
Frac stages complete, not online	968	1,381	959	708	553

* Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES
Adjusted Net Income and Adjusted Earnings per Diluted Share
Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share, as derived from the statements of consolidated income to be included in EQT’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Reconciliation of Adjusted Net Income and Adjusted Earnings per Diluted Share:

	Three Months Ended September 30,
(thousands)	2014	2013
Net income attributable to EQT, as reported	$98,555	$88,256
(Deduct) / add back:
Hedging ineffectiveness gain	(34,348)	(3,436)
Derivative (gain) loss, less net cash from settlements	(217)	338
Legal and other reserves	3,943	−
Tax impact	10,035	775
Subtotal	$77,968	$85,933
Income from discontinued operations, net of tax	−	(2,291)
Adjusted net income attributable to EQT	$77,968	$83,642
Diluted weighted average common shares outstanding	152,330	151,663
Diluted EPS, as adjusted	$0.51	$0.55

Operating Cash Flow
Operating cash flow is a non-GAAP supplemental financial measure that is presented as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered as an alternative to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
(thousands)	2014	2013(a)	2014	2013(a)
Net Income	$132,294	$102,610	$481,493	$306,009
(Deduct) add back:
Depreciation, depletion and amortization	175,578	175,648	484,908	493,341
Deferred income taxes	47,724	(48,383)	102,301	14,869
Hedging ineffectiveness (gain) loss	(34,348)	(3,436)	(13,075)	4,518
Derivative (gain) loss, less net cash from settlements	(217)	338	6,826	(540)
Non-cash incentive compensation	12,262	9,628	33,072	37,108
Non-cash gain on Nora asset exchange	–	–	(37,749)	–
Non-cash gain on disposition	–	–	(3,598)	–
Other items, net	2,040	334	4,348	6,272
Operating cash flow:	$335,333	$236,739	$1,058,526	$861,577

Add back:
Changes in other assets and liabilities	47,672	133,076	83,419	106,531
Net cash provided by operating activities	$383,005	$369,815	$1,141,945	$968,108

(a) Includes results of discontinued operations

Adjusted Operating Cash Flow Attributable to EQT
Adjusted operating cash flow attributable to EQT is a non-GAAP supplemental financial measure that is presented as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT also includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT should not be considered as an alternative to net cash provided by operating activities presented in accordance with GAAP. The table below provides the calculation for adjusted operating cash flow attributable to EQT, as derived from the financial statements to be included in EQT’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
(thousands)	2014	2013	2014	2013
Operating cash flow (a non-GAAP measure reconciled above)	$335,333	$236,739	$1,058,526	$861,577
(Deduct) / add back:
Noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA*	(45,440)	(17,368)	(101,830)	(38,364)
Exploration expense (cash)	1,396	1,257	3,748	2,992
Cash taxes on transactions	−	56,764	72,788	56,764
Adjusted operating cash flow attributable to EQT	$291,289	$277,392	$1,033,232	$882,969
* Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners are non-GAAP financial measures reconciled below.

Derivative Gain (Loss), Less Net Cash from Settlements
The Company reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within operating revenues. The tables below reconcile derivative gain (loss), less net cash from settlements, a non-GAAP supplemental financial measure, to gain (loss) on derivatives not designated as hedges, presented in accordance with GAAP, as derived from the financial statements to be included in EQT’s quarterly report on Form 10-Q for the quarter ended September 30, 2014. Derivative gains (losses), less net cash from settlements is presented because it is an important measure used by management, analysts and investors to evaluate period-to-period comparisons of earnings and cash flow trends. Derivative gains (losses), less net cash from settlements, should not be considered as an alternative to gains (losses) on derivatives not designated as hedges presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
(thousands)	2014	2013	2014	2013
Operating revenues, excluding hedging ineffectiveness and derivative gain (loss)	$542,554	$477,113	$1, 769,499	$1,372,793
Gain (loss) for hedging ineffectiveness(a)	34,348	3,436	13,075	(4,518)
Gain (loss) on derivatives not designated as hedges	1,821	(943)	(16,058)	307
Operating revenues, as reported	$578,723	$479,606	$1,766,516	$1,368,582

Gain (loss) on derivatives not designated as hedges	$1,821	$(943)	$(16,058)	$307
Net cash settlements (received) paid on derivative instruments not designated as hedges	(1,604)	605	9,232	233
Derivative gain (loss), less net cash from settlements	$217	$(338)	$(6,826)	$540

EQT Production derivative (loss) gain, less net cash from settlements	$(2,208)	$–	$(7,141)	$132
EQT Midstream derivative gain (loss), less net cash from settlements	2,425	(338)	315	408
Derivative gain (loss), less net cash from settlements	$217	$(338)	$(6,826)	$540

(a) Relates to EQT Production

Net Operating Revenues and Net Operating Expenses
Net operating revenues and net operating expenses are non-GAAP supplemental financial measures that exclude transportation and processing costs, but are presented because they are important analytical measures used by management to evaluate period-to-period comparisons of revenue and operating expenses. Transportation and processing costs are typically excluded by management in such analysis because more emphasis is placed on the net price impact to revenues and expenses. Net operating revenues and net operating expenses should not be considered as alternatives to operating revenues or total operating expenses presented in accordance with GAAP. The table below reconciles net operating revenues to operating revenues, and net operating expenses to total operating expenses, as derived from the statements of consolidated income to be included in EQT’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
(thousands)	2014	2013	2014	2013
Net operating revenues	$529,602	$443,942	$1,620,497	$1,260,321
Plus: transportation and processing	49,121	35,664	146,019	108,261
Operating revenues	$578,723	$479,606	$1,766,516	$1,368,582

Net operating expenses	$298,099	$276,878	$845,181	$786,798
Plus: transportation and processing	49,121	35,664	146,019	108,261
Total operating expenses	$347,220	$312,542	$991,200	$895,059

Adjusted EQT Midstream Partners EBITDA and Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA
As used in this news release, adjusted EQT Midstream Partners EBITDA means the Partnership’s net income plus the Partnership’s net interest expense, depreciation and amortization expense, income tax expense (if applicable), non-cash long-term compensation expense and other non-cash adjustments (if applicable), less the Partnership’s other income, capital lease payments and Jupiter adjusted EBITDA prior to acquisition (if applicable). As used in this news release, noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA means the portion of adjusted EQT Midstream Partners EBITDA attributable to the noncontrolling interest unit holders of the Partnership. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures that management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in the Partnership in relation to:

  the Company’s performance vs. prior periods;
  the Company’s operating performance as compared to other companies in its industry;
  the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; and
  the Company’s ability to incur and service debt and fund capital expenditures.

The Company believes that adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA provide useful information to investors in assessing the Company’s financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA should not be considered as alternatives to the Partnership’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect the Partnership’s net income. Additionally, because adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company’s or the Partnership’s industry, the definitions of adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA to the Partnership’s net income, as derived from the statements of consolidated operations to be included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Adjusted EQT Midstream Partners’ EBITDA and Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(thousands)	2014	2013	2014	2013
Net Income	$56,533	$44,054	$158,117	$124,448
Add:
Interest expense, net	8,660	196	20,944	613
Depreciation, depletion and amortization	9,846	6,624	26,742	19,323
Income tax expense	–	9,993	12,456	31,841
Non-cash long-term compensation expense	779	210	2,584	772
Non-cash adjustments	–	–	–	(680)
Less:
Other income, net	(806)	(319)	(1,634)	(845)
Capital lease payments for AVC	(3,565)	–	(14,760)	–
Pre-merger capital lease payments (Sunrise)	–	–	–	(15,201)
Adjusted EBITDA attributable to Jupiter prior to acquisition	–	(27,677)	(34,733)	(77,051)
Adjusted EQT Midstream Partners EBITDA	$71,447	$33,081	$169,716	$83,220

Noncontrolling interest ownership percentage(a)	63.6%	52.5%	60.0%	46.1%
Noncontrolling interest portion of Adjusted EQT Midstream Partners EBITDA	$45,440	$17,368	$101,830	$38,364

(a) Represents weighted average noncontrolling interest ownership percentage for the period.

Q3 2014 Webcast Information
The Company's conference call with securities analysts, which begins at 10:30 a.m. ET today, will be broadcast live via the Company's web site at http://www.eqt.com, and on the investor information page of the Company’s web site at http://ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP (NYSE:EQM), for which EQT Corporation is the general partner and a significant equity owner, will host a conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via http://www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:
EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. EQT is the general partner and significant equity owner of EQT Midstream Partners, LP. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. Company shares are traded on the New York Stock Exchange as EQT.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, and is available via the Company’s investor relations website at http://ir.eqt.com.

Cautionary Statements
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices and changes in basis; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs, midstream revenue deductions and third-party gathering and transmission recoveries; projected gathering and transmission volume and growth rates; projected firm pipeline capacity and sales; the Company’s access to, and timing of, capacity on third-party pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector (OVC) and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (Partnership) EBITDA; monetization transactions, including asset sales (dropdowns) to the Partnership and other asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from, and the value of, the Company’s general partner and limited partner interests and incentive distribution rights in the Partnership, including the assumptions used in making such projections; internal rate of return (IRR) and returns per well; projected capital expenditures; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; projected operating revenues, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the Company dividend and Partnership distribution amounts and rates; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. With respect to the proposed OVC and MVP projects, these risks and uncertainties include, among others, the ability to obtain regulatory permits and approvals, the ability to secure customer contracts, and the availability of skilled labor, equipment and materials. Additional risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2013, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding the Partnership and its subsidiaries is derived from publicly available information published by the Partnership.

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Thousands, except per share amounts)
Operating revenues	$578,723	$479,606	$1,766,516	$1,368,582

Operating expenses:
Transportation and processing	49,121	35,664	146,019	108,261
Operation and maintenance	27,944	25,902	80,752	73,202
Production	33,840	28,076	97,662	80,712
Exploration	3,606	5,256	12,477	15,124
Selling, general and administrative	57,131	48,171	169,382	142,778
Depreciation, depletion and amortization	175,578	169,473	484,908	474,982
Total operating expenses	347,220	312,542	991,200	895,059

Non-cash gain on Nora asset exchange	−	−	37,749	−
Operating income	231,503	167,064	813,065	473,523
Other income	1,004	2,310	6,134	6,632
Interest expense	35,717	35,554	99,558	110,690
Income before income taxes	196,790	133,820	719,641	369,465
Income taxes	64,496	33,501	239,920	106,347
Income from continuing operations	132,294	100,319	479,721	263,118
Income from discontinued operations, net of tax	−	2,291	1,772	42,891
Net income	132,294	102,610	481,493	306,009
Less: Net income attributable to noncontrolling interests	33,739	14,354	79,824	30,642
Net income attributable to EQT Corporation	$98,555	$88,256	$401,669	$275,367

Amounts attributable to EQT Corporation:
Income from continuing operations	$98,555	$85,965	$399,897	$232,476
Income from discontinued operations	−	2,291	1,772	42,891
Net income	$98,555	$88,256	$401,669	$275,367

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	151,557	150,679	151,533	150,509
Income from continuing operations	$0.65	$0.57	$2.64	$1.54
Income from discontinued operations	−	0.02	0.01	0.29
Net income	$0.65	$0.59	$2.65	$1.83
Diluted:
Weighted average common stock outstanding	152,330	151,663	152,468	151,365
Income from continuing operations	$0.65	$0.57	$2.62	$1.54
Income from discontinued operations	−	0.01	0.01	0.28
Net income	$0.65	$0.58	$2.63	$1.82

EQT Corporation Price Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in thousands (unless noted)	2014	2013	2014	2013
LIQUIDS
Natural Gas Liquids (NGLs):
Sales Volume (MMcfe)(a)	12,047	6,426	27,768	20,048
Sales Volume (Mbbls)	2,008	1,071	4,628	3,341
Gross Price ($/Bbl)	$42.27	$40.89	$46.46	$43.24
Gross NGL Revenue	$84,868	$43,786	$215,016	$144,469
Oil:
Sales Volume (MMcfe)(a)	933	474	1,632	1,169
Sales Volume (Mbbls)	155	79	272	195
Net Price ($/Bbl)	$87.91	$94.78	$87.46	$87.51
Net Oil Revenue	$13,668	$7,488	$23,785	$17,049

Total Liquids Revenue	$98,536	$51,274	$238,801	$161,518
GAS
Sales Volume - Natural Gas (MMBtu)	110,362	92,075	310,201	253,956
Sales Volume – Ethane sold as natural gas (MMBtu)	11,039	8,244	26,205	21,623
Sales Volume (MMBtu)	121,401	100,319	336,406	275,579
NYMEX Price ($/MMBtu)(b)	$4.05	$3.58	$4.52	$3.68
Gas Revenue	$491,864	$358,911	$1,521,859	$1,014,754

Total Gross Gas & Liquids Revenue (unhedged)	$590,400	$410,185	$1,760,660	$1,176,272

Sales Volume (MMcf)	110,362	92,075	310,201	253,956
Total Sales Volume (MMcfe)(a)	123,342	98,975	339,601	275,173

Gross Gas & Liquids Price ($/Mcfe)	$4.79	$4.14	$5.18	$4.27
Hedge impact	0.37	0.48	(0.06)	0.37
Basis	(1.38)	(0.28)	(0.82)	(0.11)
Third-party gathering and transmission recoveries, net	0.70	0.40	0.67	0.35
Average adjusted price ($/Mcfe)	$4.48	$4.74	$4.97	$4.88

Midstream Revenue Deductions ($ / Mcfe)
Gathering to EQT Midstream	$(0.74)	$(0.82)	$(0.74)	$(0.83)
Transmission to EQT Midstream	(0.20)	(0.23)	(0.20)	(0.23)
Third-party gathering and transmission	(0.45)	(0.52)	(0.50)	(0.58)
Third-party processing	(0.15)	(0.10)	(0.13)	(0.11)
Total midstream revenue deductions	(1.54)	(1.67)	(1.57)	(1.75)
Average effective sales price to EQT Production(c)	$2.94	$3.07	$3.40	$3.13

EQT Revenue ($ / Mcfe)
Revenues to EQT Midstream	$0.94	$1.05	$0.94	$1.06
Revenues to EQT Production	2.94	3.07	3.40	3.13
Average effective sales price to EQT Corporation(c)	$3.88	$4.12	$4.34	$4.19
(a)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods. Information for the three and nine months ended September 30, 2013 has been recast to reflect this conversion rate.
(b)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $4.06 and $3.58 for the three months ended September 30, 2014 and 2013, respectively, and $4.55 and $3.67 for the nine months ended September 30, 2014 and 2013, respectively).
(c)	The average effective sales price to EQT Production and EQT Corporation included the favorable impact of hedging ineffectiveness and derivative losses, less net cash from settlements of $0.26 per Mcfe and $0.02 per Mcfe for the three and nine months ended September 30, 2014, respectively, and $0.03 per Mcfe for the three months ended September 30, 2013. The average effective sales price to EQT Production and EQT Corporation included the unfavorable impact of hedging ineffectiveness and derivative losses, less net cash from settlements of $0.02 per Mcfe for the nine months ended September 30, 2013.

UNIT COSTS	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013(a)	2014	2013(a)
Production segment costs: ($/Mcfe)
LOE	$0.14	$0.15	$0.14	$0.15
Production taxes	0.14	0.13	0.15	0.14
SG&A	0.26	0.23	0.27	0.25
	$0.54	$0.51	$0.56	$0.54
Midstream segment costs: ($/Mcfe)
Gathering and transmission	$0.18	$0.23	$0.20	$0.23
SG&A	0.15	0.14	0.15	0.15
	$0.33	$0.37	$0.35	$0.38
Total ($/Mcfe)	$0.87	$0.88	$0.91	$0.92
(a)

NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods. Information for the three and nine months ended September 30, 2013, has been recast to reflect this conversion rate.

EQT PRODUCTION RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
OPERATIONAL DATA
Sales volume detail (MMcfe):
Horizontal Marcellus Play(a)	97,861	73,059	266,835	197,393
Horizontal Huron Play	9,187	8,627	24,165	26,783
CBM Play	410	3,108	5,916	9,340
Other	15,884	14,181	42,685	41,657
Total production sales volumes(b)	123,342	98,975	339,601	275,173

Average daily sales volumes (MMcfe/d)	1,341	1,076	1,244	1,008

Average effective sales price to EQT Production ($/Mcfe)	$2.94	$3.07	$3.40	$3.13

Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.14	$0.15	$0.14	$0.15
Production taxes ($/Mcfe)	$0.14	$0.13	$0.15	$0.14
Production depletion ($/Mcfe)	$1.23	$1.50	$1.22	$1.50

DD&A (thousands):
Production depletion	$151,576	$148,362	$413,794	$412,514
Other DD&A	2,455	2,275	7,727	7,105
Total DD&A (thousands)	$154,031	$150,637	$421,521	$419,619

Capital expenditures (thousands)(c)	$511,971	$332,370	$1,855,518	$977,394

FINANCIAL DATA (thousands)

Total net operating revenues	$363,126	$304,231	$1,152,971	$860,874

Operating expenses:
LOE, excluding production taxes	17,166	14,801	47,526	42,452
Production taxes	16,674	13,275	50,136	38,260
Exploration expense	3,593	5,256	12,444	15,124
SG&A	31,626	22,662	90,400	68,666
DD&A	154,031	150,637	421,521	419,619
Total operating expenses	223,090	206,631	622,027	584,121
Gain on sale / exchange of assets	−	−	30,986	−
Operating income	$140,036	$97,600	$561,930	$276,753
(a)	Includes Upper Devonian wells.
(b)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods. Information for the three and nine months ended September 30, 2013 has been recast to reflect this conversion rate.
(c)	Includes $159.0 million of cash capital expenditures and $353.1 million of non-cash capital expenditures for the exchange of assets with Range Resources Corp. during the nine months ended September 30, 2014 and $114.6 million of capital expenditures for the purchase of acreage and Marcellus wells from Chesapeake Energy Corporation and its partners during the nine months ended September 30, 2013.

EQT MIDSTREAM RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
OPERATIONAL DATA
Gathered volume (BBtu)	155,139	125,139	417,097	342,502
Average gathering fee ($/MMBtu)	$0.66	$0.73	$0.68	$0.76
Gathering and compression expense ($/MMBtu)	$0.14	$0.17	$0.15	$0.18
Transmission pipeline throughput (BBtu)	167,150	111,309	464,031	297,126

Net operating revenues (thousands):
Gathering	$102,437	$91,825	$283,017	$260,631
Transmission	55,795	39,962	159,424	116,105
Storage, marketing and other	8,245	8,165	25,085	23,426
Total net operating revenues	$166,477	$139,952	$467,526	$400,162

Capital expenditures (thousands)	$136,589	$111,593	$333,813	$254,205

FINANCIAL DATA (thousands)

Total operating revenues	$173,856	$155,677	$502,427	$452,731
Purchased gas costs	7,379	15,725	34,901	52,569
Total net operating revenues	166,477	139,952	467,526	400,162

Operating expenses:
Operating and maintenance	27,844	25,720	80,442	72,329
SG&A	23,324	16,769	64,803	47,239
DD&A	21,709	18,930	63,848	55,601
Total operating expenses	72,877	61,419	209,093	175,169
Gain on sale / exchange of assets	−	−	6,763	−
Operating income	$93,600	$78,533	$265,196	$224,993

CONTACT:
EQT Corporation
Analyst inquiries please contact:
Patrick Kane, 412-553-7833
Chief Investor Relations Officer
pkane@eqt.com
or
Nate Tetlow, 412-553-5834
Director, Investor Relations
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox, 412-395-3941
Corporate Director, Communications
ncox@eqt.com